Exhibit 10.3

THE SHARES ISSUABLE PURSUANT TO THIS AGREEMENT ARE SUBJECT TO THE PROVISIONS OF THE COMPANY’S 2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND THIS AGREEMENT IS ENTERED INTO PURSUANT THERETO.

RANGE RESOURCES CORPORATION

2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

STOCK OPTION AWARD AGREEMENT

(ANNUAL GRANT)

Participant:	Option Grant No.:

Date of Grant:	Exercise Price:

Expiration Date:	Number of Shares:

     THIS STOCK OPTION AWARD AGREEMENT (the “Agreement”) is made and entered into as of the date shown above by and between Range Resources Corporation, a Delaware corporation (the “Company”), and the above named Participant (the “Participant”):

     WHEREAS, the Company in order to induce you to enter into and continue in service to the Company as a director and to contribute to the success of the Company, agrees to grant you an option to acquire shares of common stock, par value $0.01 per share, of the Company (“Stock”);

     WHEREAS, the Company adopted the Range Resources Corporation 2004 Non-Employee Director Stock Option Plan as it may be amended from time-to-time (the “Plan”) under which the Company is authorized to grant stock options to directors of the Company;

     WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein; and

     WHEREAS, you desire to accept the option created pursuant to the Agreement.

     NOW THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

     1. The Grant. Subject to adjustment pursuant to Section 4 of this Agreement, the Company hereby grants to you, effective as of the date shown above (the “Date of Grant”), as a matter of separate inducement and not in lieu of any salary or other compensation for your services for the Company, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of 8,000 shares of the Company’s Stock (the “Option Shares”), at the price shown above (the “Exercise Price”). The Option granted hereunder is intended to constitute an Option which is not designed pursuant to section 422 of the Internal Revenue Code of 1986, as amended; however, you should consult with your tax advisor concerning the proper reporting of any federal, state, or local tax liability that may arise as a result of the grant or exercise of the Option.

     2. Vesting and Exercise of Option

          (a) Vesting of Option. This Option is 100% vested and exercisable on the Date of Grant.

          (b) Termination of Directorship. The Option will continue to be exercisable following the Participant’s departure from the Board for the remaining term of the Option. In the event the Participant dies or becomes incapacitated during the term of this Option, the Option may be exercised by the Participant’s estate, heir, legatee, distributee, or legal representative for the remainder of its term.

          (c) Exercise of Option. Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Option Shares at any time prior to the termination of the Option pursuant to this Agreement. The Option may be exercised in whole or in part from time to time by written notice to the Company at its principal executive office, which notice shall: (i) specify the number of shares to be purchased and the purchase price to be paid therefore; (ii) if the person exercising this Option is not the Participant himself, contain or be accompanied by satisfactory evidence of such person’s right to exercise this Option; and (iii) be accompanied by payment in full of the purchase price in the form of a certified or cashier’s check to order of the Company. This Option may not be exercised for a fractional share. In the event all of the Option Shares subject to this Agreement have been purchased but for a fractional share, the fractional share shall automatically and without notice, terminate and become null and void. The exercise of this Option will be subject to and pursuant to such additional rules and procedures established by the Committee in its sole discretion.

          (d) Term of Option. The Option may not be exercised in any event after the expiration of five years from the Date of Grant.

     3. Transferability. This Agreement and the Option granted hereunder will not be transferable or assignable by the Participant other than by will or the laws of descent and distribution.

     4. Recapitalization or Reorganization.

          (a) Existence of Plan and Option. The existence of the Plan and this Option shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

          (b) Subdivision or Consolidation of Option Shares. The terms of this Option shall be subject to adjustment from time to time, in accordance with the following provisions:

          (i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of             shares of Stock, then the number of Option Shares specified in Section 1 above shall be increased proportionately and the Exercise Price shall be reduced proportionately, without changing the aggregate value as to which the Option remains exercisable.

          (ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, the number of Option Shares specified in Section 1 above shall be decreased proportionately and the Exercise Price shall be increased proportionately, without changing the aggregate value as to which the Option remains exercisable.

          (iii) Whenever the Option Shares are required to be adjusted as provided in this Section 4(b), the Committee shall promptly prepare and deliver to the Participant a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the change in the number of Option Shares specified in Section 1 above, and the change in the Exercise Price after giving effect to the adjustments. The Committee shall promptly give the Participant such a notice.

          (iv) Adjustments under Sections 4(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.

          (c) Change in Control. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the Option Shares shall be adjusted so that the Option shall thereafter cover the number and class of shares of capital stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the Option Shares then covered by the Option. Upon a Change in Control (as such term is defined below), the Committee, acting in its sole discretion without the consent or approval of the Participant, shall effect one or more of the following alternatives, which may vary among individual holders and which may differ from other awards held by the Participant: (1) provide that the Option may be exercised for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which date the Option, to the extent unexercised, and all rights of the holder thereunder shall terminate, (2) require the mandatory surrender to the Company of the Option as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel the Option and pay or cause to be paid to the holder an amount of cash per share equal to the excess, if any, of the amount calculated in Section 4(d) (the “Change in Control Price”) of the Option Shares over the Exercise Price for such shares, (3) provide that the number and class of shares of Stock covered by this Option shall be adjusted so that the Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the holder had been the holder of record of the Option Shares, or (4) make such adjustment to the Option as the Committee deems appropriate to reflect such Change in Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to the Option). The provisions contained in this Section 4(c) shall not terminate any rights of the holder to further payments pursuant to any other agreement with the Company following a Change in Control. For purposes of the this Agreement, the term “Change in Control” means the occurrence of any of the following events:

          (i) Any Acquiring Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding Voting Securities of the Company (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly from the Company, or (b) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) of this Section 4(c);

          (ii) A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election;

          (iii) The stockholders of the Company approve a reorganization, merger or consolidation or sale or other disposition (in one or a series of related transactions) of all or substantially all of the assets of the Company or an acquisition of assets of another corporation which is consummated (a “Business Combination”) (or, if no such approval is required, the consummation of such a Business Combination), in each case, unless, immediately following such Business Combination, (c) individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, upon consummation of such Business Combination, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding Voting Securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (d) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding Voting Securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (e) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

          (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (or, if no such approval is required, the consummation of such a liquidation or dissolution); or

          (v) A public announcement or commencement is made of a tender or exchange offer by any Acquiring Person for, or upon completion of which any Acquiring Person would beneficially own, 50% or more of the outstanding Voting Securities of the Company, and the Board approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Exchange Act; provided that, within one year after the occurrence of such event, an event described in clauses (i), (ii), (iii) or (iv) of this Section 4(c) shall have occurred (in which case a Change in Control shall be deemed to have occurred on the date of the occurrence of the event described above in this clause (v)).

          (d) Change in Control Price. For purposes of this Agreement, in the event of a Change in Control, the “Change in Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v) below, whichever is applicable, as follows: (i) the per share price offered to holders of the same class of Stock of the Company in any merger or consolidation, (ii) the per share value of the Stock immediately before the Change in Control (without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets) in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of the same class of Stock of the Company in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which the Option being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of the Option. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 4(d) or Section 4(c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     5. No Right to Continued Directorship. This Agreement shall not be construed to confer upon the Participant any right to continue as a director of the Company.

     6. Information Confidential. As partial consideration for the granting of the Option hereunder, the Participant hereby agrees with the Company that the Participant will keep confidential all information and knowledge that the Participant has relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to the Participant, as a factor militating against the advisability of granting any such future award to the Participant.

     7. Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of a majority of the Committee with respect thereto and this Agreement shall be final and binding upon the Participant and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

     8. Not an Employee Benefit Plan. This Agreement and the Plan constitute an equity-based compensation bonus arrangement and, as such, does not constitute an arrangement subject to the Employee Retirement Income Security Act of 1974, as amended. This Agreement and the Plan shall not give a Participant any security or other interest in any assets of the Company; rather the Recipient’s right to the Option is that of a general unsecured creditor of the Company.

     9. No Liability for Good Faith Determinations. The Company, the Committee and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Option granted hereunder.

     10. No Guarantee of Interests. The Company, the Committee and the members of the Board do not guarantee the Stock from loss or depreciation.

     11. Company Records. Records of the Company regarding the Participant’s period of service, departure from the Board and the reason therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

     12. Company Action. Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board.

     13. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     14. Notices. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed. A notice shall be effective when actually received by the Company in writing and in conformance with this Agreement and the Plan.

     15. Waiver of Notice. Any person entitled to notice hereunder may waive such notice.

     16. Successors. This Agreement shall be binding upon the Participant, the Participant’s legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

     17. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     18. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas without regard to choice of law provisions thereunder, except to the extent Texas law is preempted by federal law.

     19. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

     20. No Assignment. The Participant may not assign this Agreement or any of the Participant’s rights under this Agreement, and any purported or attempted assignment without such prior written consent shall be void.

     21. Amendment. This Agreement may be amended by the Committee or the Board; provided, however, that no amendment may decrease Participant’s rights inherent in this Agreement prior to such amendment without Participant’s express written consent. Notwithstanding the provisions of this Section 21, this Agreement may be amended by the Committee to the extent necessary to comply with applicable laws and regulations and to conform the provisions of this Agreement to any changes thereto.

     22. Furnish Information. Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

     23. Stockholder Rights. Unless and until a certificate or certificates representing shares of Stock have been issued by the Company to the Participant, the Participant (or the person permitted to exercise this Option in the event of the Participant’s death or disability) shall not be or have the rights or privileges of a stockholder of the Company with respect to the shares acquirable upon exercise of this Option.

     24. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to the Participant, or to the Participant’s legal representative, heir, legatee or distributee, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as it shall determine.

     25. Remedies. The Company shall be entitled to recover from the Participant reasonable attorneys’ fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

     26. Conditions to Delivery of Stock. Nothing in this Agreement shall require the Company to issue any shares upon exercise of all or a portion of the Option if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of the Option, the Company may, as a condition precedent to the exercise of the Option, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. The Option shall not be exercisable unless and until the Participant has performed services for the Company that the Committee believes is equal to or greater in value than the par value of the Option Shares.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer effective as of the Date of Grant.

RANGE RESOURCES CORPORATION
Name:
Title:

DIRECTOR

Name: